AVATAR

FOR IMMEDIATE RELEASE
Contact :
Avatar Holdings Inc.
201 Alhambra Circle
Coral Gables, FL 33134
Juanita I. Kerrigan
(305) 442-7000

AVATAR HOLDINGS INC. ANNUAL MEETING OF STOCKHOLDERS HELD

TODAY IN CORAL GABLES

Coral Gables, FL – May June 3, 2010 – Stockholders at today’s Annual Meeting of Avatar Holdings Inc. (NASDAQ-AVTR) voted to reelect the eight members of the Company’s Board of Directors and to approve the appointment of accountants Ernst & Young LLP to act as auditors for the Company for the year ending December 31, 2010. The meeting was held at the Hyatt Regency Coral Gables, in Coral Gables, Florida.

Re-elected to the Board were Joshua Nash, Chairman of the Board, Avatar Holdings Inc., and Managing Member of ODAV LLC; Gerald D. Kelfer, Vice Chairman of the Board, Chairman of the Executive Committee, President and Chief Executive Officer, Avatar Holdings Inc.; Paul D. Barnett, Managing Director, Ulysses Management, LLC; Milton H. Dresner, Founding Partner, The Highland Companies; Roger W. Einiger, President, Hardscrabble Advisors, LLC; Kenneth T. Rosen, Professor Emeritus, Haas School of Business, and Chairman of the Fisher Center for Real Estate and Urban Economics, University of California at Berkeley; Joel M. Simon, Partner and Principal, XRoads Solutions Group, LLC; and Beth A. Stewart, Co-managing member of Trewstar, LLC and Chief Executive Officer and Co-Chairman of Storetrax.com.

• * * * * * *

Avatar Holdings Inc. is primarily engaged in real estate operations in Florida and Arizona. Its principal real estate operations are conducted at Poinciana, Solivita and Bellalago in central Florida near Orlando, Seasons at Tradition in Port St. Lucie, Florida and at Rio Rico, south of Tucson, AZ. Avatar’s common shares trade on The Nasdaq Stock Market under the symbol AVTR.

# # #